EXHIBIT 99(a)(2)

CERTIFICATE OF AMENDMENT

OF

UBS EVENT & EQUITY FUND, L.L.C.

Under Section 18-202 of the Delaware
Limited Liability Company Act

           The undersigned, being the manager of the limited liability company under Section 18-202 of the Limited Liability Company Act of the State of Delaware, hereby certifies:

           FIRST:       The name of the limited liability company is UBS Event & Equity Fund, L.L.C. (the "Company").

           SECOND:       The first certification of the Certificate of Formation of the Company as filed with the Secretary of State of Delaware on July 20, 2001, as amended July 31, 2001 and June 10, 2003 is hereby deleted in its entirety and replaced with the following:

"FIRST: The name of the limited liability company is UBS Event Fund, L.L.C. (the "Company")."

           THIRD:       All other provisions of the Certificate of Formation of the Company shall remain in effect.

           IN WITNESS WHEREOF, the undersigned has signed this Certificate on this 21st day of August 2007.

MANAGER: UBS FUND ADVISOR, L.L.C. By: /s/ James J. Dwyer Name: James J. Dwyer Title: Authorized Person